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                                                                       EXHIBIT 2

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of November 20, 1997 by and among AmeriQuest/Kenfil, Inc., a Delaware corporation (the "Seller"), AmeriQuest Technologies, Inc., a Delaware corporation and the sole stockholder of Seller ("AmeriQuest") and Regentland Holdings Ltd., a company incorporated in Hong Kong ("Purchaser").


                                    RECITALS

         A. Seller is the beneficial owner of 100% of the issued share capital of Kenfil Distribution (Far East) Limited, a Hong Kong corporation ("Kenfil HK"). Kenfil HK is the sole stockholder of Kenfil Distribution (M) Sdn. Bhd., a Malaysian Corporation ("Kenfil Malaysia"). Kenfil HK and Kenfil Malaysia are sometimes hereinafter referred to collectively as "Kenfil Asia".

         B. Seller desires to sell to the Purchaser; and the Purchaser desires to purchase from Seller, all of the issued shares of capital stock of Kenfil HK (the "Shares").

         NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth and other good and valuable consideration, and upon the terms and subject to the conditions contained herein, the parties hereto hereby agree as follows:


                                   AGREEMENT

                                   ARTICLE I

                          SALE AND TRANSFER OF SHARES

         Subject to the terms and conditions set forth herein, at the Closing (as defined below), Seller shall sell, and the Purchaser shall purchase, all of the Shares.


                                   ARTICLE II

                PURCHASE PRICE, PAYMENT, CLOSING AND TERMINATION

         2.1 Purchase Price. The aggregate cash purchase price to be paid by the Purchaser in exchange and as consideration for the Shares will equal $450,000 (the "Purchase Price").

         2.2     Payment of Purchase Price.

                 (a) The Purchase Price shall be paid by the Purchaser to the Seller at the Closing (in full and without any deduction or set off whatsoever).

                 (b) The signing and delivery of the agreements, documents and instruments described in clause 2.4 and all payments to be delivered or made at the Closing, and the consummation of all transactions contemplated to be consummated at the Closing, shall take place simultaneously, and no signing, delivery, payment or transaction shall be deemed to have occurred, been made or taken place until all such signing, deliveries, payments and transactions have been contemplated.

         2.3 Stamp duty. The Purchaser and the Seller shall each bear one half of the Hong Kong stamp duty payable on the transfer of the Shares. The Purchaser shall be solely responsible for having the
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instruments of transfers and the bought and sold notes used in respect of the transfer of the Shares adjudicated by the Stamp Office for the purpose of determining the amount of stamp duty payable within the prescribed time.

         2.4 Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place immediately after signing of this Agreement (the "Closing Date"), at the offices of Allen & Overy, 9th Floor, Three Exchange Square, Central, Hong Kong or at such other date, time and place as may be mutually agreed upon in writing by the parties. All proceedings to take place at the Closing shall take place simultaneously, and no delivery shall be considered to have been made until all such proceedings have been completed. At the Closing:

                 (a) The Purchaser (i) shall pay to Seller the Purchase Price as set forth in Section 2.2 and shall cause Kenfil HK to pay the Dividend (as defined in Section 7.2(e) to Seller, (ii) shall execute and deliver to Seller
(A) a certificate executed by the Purchaser certifying that the conditions set forth in Sections 7.2(a) and (b) have been satisfied as of the Closing and (B) certified true copies of each of resolutions of the directors of the Purchaser approving the entering into and performance of this Agreement, resolutions of the shareholders of the Purchaser ratifying the actions of the Purchaser's directors and resolutions of the directors of Kenfil HK approving the transactions contemplated by this Agreement, in each case in a form approved by the Seller (collectively, the "Purchaser Closing Documents and Deliveries"); and

                 (b) The Seller (i) shall deliver to the Purchaser duly executed instruments of transfer and sold notes in respect of the Shares in favor of the Purchaser (or its nominees) accompanied by declarations of loss for the relevant certificates for the Shares and (ii) shall execute and deliver to the Purchaser a certificate of an executive officer of Seller that the conditions set forth in Sections 7.3 (a) and (b) have been satisfied as of the Closing and (iii) shall deliver to the Purchaser Certificates of Good Standing of Seller and AmeriQuest and a legal opinion of Raymond L. Ridge, counsel to the Seller certifying, inter alia, (i) that AmeriQuest/Kenfil Inc. is validly existing and in good standing in the State of Delaware and is the successor-in-interest by merger to Kenfil Distribution, Inc. and (ii) that all corporate proceedings required to be taken by or on behalf of the Seller to authorize it to carry out this Agreement have been performed and that, upon due execution, it will be valid and binding on the Seller (collectively, the "Seller Closing Documents and Deliveries").

         The Purchaser agrees that as the share certificates for the Shares have been lost, these need not be delivered.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller and, with respect to Sections 3.2(a), 3.2(c), 3.3, 3.6, 3.7,
3.8 and 3.11 only, AmeriQuest jointly and severally represent and warrant to the Purchaser that:

         3.1 Organization and Qualification. Kenfil HK is a corporation duly organized, validly existing and in good standing under the laws of Hong Kong. Kenfil Malaysia is a corporation duly organized, validly existing and in good standing under the laws of Malaysia. Each of Kenfil HK and Kenfil Malaysia has the requisite corporate power and authority to own, use or lease its properties and to carry on its business as it is now being conducted.

         3.2     Ownership.

                 (a) Seller is the sole beneficial owner of all of the issued and outstanding shares of capital of Kenfil HK, free and clear of any claims, liens, pledges, options, security interests, trusts, encumbrances or other rights or interests of any person. No agreement or other document grants or
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imposes on any such issued shares of Kenfil HK any right, preference, privilege or restriction with respect to the transaction contemplated hereby (including, without limitation, any rights of first refusal).

                 (b) As far as Seller is aware, Kenfil HK is the sole beneficial owner of all of the issued and outstanding shares of capital stock of Kenfil Malaysia and such shares are owned by Kenfil free and clear of any claims, liens, pledges, options, security interests, trusts, encumbrances or other rights or interests of any person.

                 (c) Seller has the absolute and unrestricted right, power, authority and capacity to transfer the Shares to Purchaser and upon the Closing, without exception, and Purchaser will acquire from Seller legal and beneficial ownership of the Shares, free from any charge, lien, encumbrance or adverse claim of any kind whatsoever.

         3.3 Authority Relative to this Agreement. Seller has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby on the part of Seller has been duly and validly authorized and no other proceedings on the part of Seller are necessary, as a matter of law or otherwise, to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Seller and, assuming this Agreement constitutes a valid and binding obligation of Purchaser, this Agreement constitutes a valid and binding agreement of Seller, enforceable against it in accordance with its terms.

         3.4 Broker's Commission or Finder's Fees. No person or entity has acted for Seller in connection with the transactions provided for in this Agreement in a way which would entitle such person to, and no person or entity is entitled to, any broker's commissions or finder's fees (or other similar fees or commissions) in connection with this Agreement. Seller is solely responsible for the payment of any commissions and/or finder's fees and fairness opinion fees due to Chase Securities Inc. in connection with this Agreement.

         3.5 Title to Assets. As far as Seller is aware, each of Kenfil HK and Kenfil Malaysia has good and marketable title to all of its assets and properties, whether tangible or intangible, real or personal, and such assets and properties constitute all of the assets and interests in assets that are used or useful in the conduct of the business of Kenfil Asia as currently being conducted.

         3.6 Consent and Approvals, No Violation. As far as Seller and AmeriQuest are aware, the execution and delivery of this Agreement by Seller, the consummation by Seller of the transactions contemplated hereby or the performance by Seller of its obligations hereunder, will not:

                 (a) require any consent, approval, authorization or permit of, or outstanding filing with or notification to, any governmental or regulatory authority;

                 (b) conflict with, result in the breach of or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material note, lease, mortgage, license, agreement or other instrument or obligation to which Seller is a party or by which Seller or any of its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which, in the aggregate, would not have a material adverse effect on the financial condition, business, properties, or results of operations of Seller; or

                 (c) conflict with or violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to Seller, in such a manner as to result in a material adverse effect on the financial condition, business, properties or results of operations of Seller
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         3.7     No Adverse Litigation.  Seller is not party to any litigation that seeks to enjoin or restrict Seller's ability to sell or transfer the Shares hereunder.

         3.8 Existence. Seller has not initiated and has no intention to initiate any liquidation, insolvency or other proceeding for the purpose of winding up or terminating its legal existence for a period of 12 months from the Closing Date. Neither Seller's board of directors nor its sole shareholder has approved any such action and to the Seller's knowledge, no third party has initiated any legal action with the purpose of causing any of the foregoing. As far as the Seller's current directors are aware, no third party has threatened to initiate any legal action for the purpose of causing the Seller to be wound up or terminated. AmeriQuest undertakes that it will not institute any liquidation of the Seller for a period of 12 months following the date of this Agreement.

         3.9 No Other Representations or Warranties. Purchaser acknowledges and agrees that except as set forth specifically in this Article III, neither the Seller nor AmeriQuest makes any representation or warranty as to the business, condition (financial or otherwise) or prospects of Kenfil HK or Kenfil Malaysia. Purchaser is purchasing the Shares subject to all obligations of Kenfil HK and Kenfil Malaysia. Without limiting the foregoing, no representation or warranty is given by the Seller or ArneriQuest regarding any legal or regulatory consents which may be required by the purchaser or by Kenfil HK or Kenfil Malaysia in each case in respect of or in consequence of this Agreement and the transactions contemplated hereby.

         3.10 Seller's and ArneriQuest's awareness. In giving the representations and warranties contained in Sections 3.1, 3.2 (b) and 3.5, neither the Seller nor AmeriQuest (nor any of their respective directors, employees or agents) has made or caused to be made any inquiries whatsoever and references to any representation or warranty being subject to the Seller's or AmeriQuest's (or any of their directors') awareness shall be limited accordingly.

         3.11 Seller's representatives. Henry Leong, Alex Kramer and Bengt Andersson who were appointed as the directors of Kenfil HK pursuant to a shareholders' resolution in writing dated 10th November, 1997 ("the said resolution") have not, either alone or jointly among themselves, exercised any power or authority, done any act or transactions in relation to any matter or affairs of Kenfil HK or Kenfil Malaysia (other than in relation to filing notices with the Registrar of Companies of their appointment as directors of Kenfil HK and amendments to Kenfil HK's articles of association previously disclosed to the Purchaser).


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                  OF PURCHASER

         The Purchaser represents and warrants to Seller and AmeriQuest that:

         4.1 Organization and Qualification. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Hong Kong.

         4.2 Authority Relative to this Agreement. The Purchaser has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Purchaser and, assuming this
Agreement constitutes a valid and binding obligation of Seller, this Agreement constitutes a valid and binding agreement of the Purchaser, enforceable against Purchaser in accordance with its terms.
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         4.3     Consent and Approvals:  No Violation.  As far as the Purchaser
is aware, the execution and delivery of this Agreement by the Purchaser, the consummation of the transactions contemplated hereby or the performance by the Purchaser of its obligations hereunder, will not:

                 (a) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority;

                 (b) conflict with, result in the breach of or constitute a default (or give rise to any. right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material note, lease, mortgage license, agreement or other instrument or obligation to which the Purchaser is a party or by which the Purchaser or any of its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which, in the aggregate, would not have a material adverse effect on the financial condition, businesses or properties of the Purchaser; or

                 (c) conflict with or violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to the Purchaser, in such a manner as to result in a material adverse effect on the financial condition, businesses or properties of the Purchaser.

         4.4 Broker's Commission or Finder's Fees. No person or entity has acted for the Purchaser or the Shareholders in connection with the transactions provided for in this Agreement in a way which would entitle such person to, and no person or entity is entitled to, any broker's commissions or finder's fees (or other similar fees or commissions) in connection with this Agreement or the transactions contemplated hereby.

         4.5 Purchaser's Knowledge. Neither the Seller nor AmeriQuest shall have any liability in respect of the warranties in clauses 3.1, 3.2 (b) or 3.5 to the extent that the matter which would otherwise give rise to such liability is within the actual or constructive knowledge of any of the Purchaser, Mr. Simon Yip, or any of the Purchaser's direct or indirect shareholders.


                                   ARTICLE V

                                INDEMNIFICATION

         5.1     Indemnification.

                 (a) Indemnification by Seller. AmeriQuest (in respect of the warranties in clauses 3,2(a), 3.2(c), 3.3 3.6, 3.7, 3.8 and 3.11 only) and Seller jointly and severally indemnify and hold. harmless the Purchaser and its affiliates from and against any and all "Losses" (as defined below) incurred by, imposed on, borne by or asserted against any of such indemnified parties in any way relating to, arising out of or resulting from:

                          (i)     The breach of any of the representations or
warranties made by Seller or AmeriQuest in this Agreement; and

                          (ii)    The breach or the failure of performance by
Seller of any of the covenants, promises or agreements that it is to perform under this Agreement.

                 The aggregate liability of the Seller and AmeriQuest under this clause 5.1(a) shall not exceed the total of US $450,000 and the Purchaser's costs and expenses of making a successful claim which are awarded to the Purchaser by an arbitration tribunal.
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                 (b)      Indemnification by Purchaser.  The Purchaser shall
indemnify and hold harmless Seller and its affiliates from and against any and all "Losses" (as defined below) incurred by, imposed on, borne by or asserted against any of such indemnified parties in any way relating to, arising out of or resulting from:

                          (i)     The breach of any of the representations or
warranties made by the Purchaser in this Agreement; and

                          (ii)    The breach or the failure of performance by
the Purchaser of any of the covenants, promises or agreements that it is to perform under this Agreement.

                          Provided that there is no breach of the Purchaser's
undertaking in Section 8.1, the liability of the purchaser under clause 5.1, shall not exceed the sum of US$450,000 and the Seller's and AmeriQuest's costs and expenses of making a successful claim which are awarded to the Seller and/or AmeriQuest by an arbitration tribunal.

                 (c) Definition of Losses. For purposes of this Agreement, "Losses" shall mean any and all liabilities, obligations, losses, damages, claims, deficiencies, penalties, taxes, levies, actions, judgments, settlements, suits, costs, legal fees, accountants' fees, disbursements or expenses. Losses shall exclude any amount which any party actually receives under any insurance policy which provides coverage for the liability in question.

         5.2     Third Party Claims. Notice and Opportunity to Settle.

                 (a) Within thirty (30) days after the receipt by the party entitled to indemnity hereunder (the "Indemnified Party") of any claim or demand (including but not limited to, notice of any action, suit or proceeding) by any third party against an Indemnified Party which gives rise to a right to indemnification for a Loss hereunder, the affected Indemnified Party shall give each party who may be obligated to provide indemnity hereunder (the "Indemnifying Party") written notice of such claim or demand; provided, however, that the failure to give such notice shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that such failure is materially prejudicial to the Indemnifying Party.

                 (b) The Indemnifying Party shall have the right (without prejudice to the right of any Indemnified Party to participate at its own expense through counsel of its own choosing), to defend against such claim or demand at its expense and through counsel of its own choosing (the choice of such counsel to be subject to the reasonable consent of the affected Indemnified Parties) and to control such defense if it gives written notice of its intention to do so within fifteen (15) days after the receipt of the notice referred to in Section 5.2 (a) above. If the Indemnifying Party shall decline to assume the defense of such claim or demand, the affected Indemnified Parties shall have the right to assume control of such defense at the expense of the Indemnifying Party. The Indemnified Parties shall cooperate fully in the defense of such claim or demand and shall make available to the Indemnifying Party or its counsel all pertinent information under their control relating thereto. The Indemnifying Party agrees to cooperate with the Indemnified Parties in order to enable their counsel to participate in the defense and to deliver to the Indemnified Parties copies of all pleadings and other information within the Indemnifying Party's knowledge or possession reasonably requested by the Indemnified Parties that is relevant to the defense of any such claim or demand. The Indemnified Parties and their counsel shall maintain confidentiality with respect to all such information consistent with the conduct of a defense hereunder.

                 (c) The Indemnifying Party shall have the right to elect to settle any such claim or demand, for monetary damages only and including an unconditional release, subject to the consent of the affected Indemnified Parties; provided, however, if the affected Indemnified Parties fail to give such consent within twenty (20) days of being requested to do so, the affected Indemnified Parties shall, at their
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expense, assume the defense of such claim or demand and regardless of the outcome of such matter, the Indemnifying Party's liability hereunder shall be limited to the amount of any such proposed settlement.

                 (d) In the event the Indemnifying Party assumes the defense of a claim or demand, the Indemnified Parties shall have the right to assume control of the defense of any claim or demand from the Indemnifying Party at any time and to elect to settle such claim or demand; provided, however, the Indemnifying Party shall have no indemnification obligations with respect to such claim, demand or settlement except for the costs and expenses of such Indemnifying Party incurred prior to the assumption of the defense of the claim or demand by the Indemnified Parties.

         5.3 Non-Third Party Claims. In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder which does not involve a Third party Claim, the Indemnified party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to such claim and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days from the Indemnifying Party's receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the claim specified by the Indemnified Party in the Indemnity Notice shall be deemed a liability of the Indemnifying Party hereunder.

         5.4 Payments. Payments of all amounts owing by an Indemnifying Party pursuant to this Article V relating to a Third Party Claim shall be made within fifteen (15) days after the latest of (a) the settlement of such Third Party Claim, the expiration of the period for appeal of a final adjudication of such Third Party Claim or the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement. Subject to Section 5.3, payments of all amounts owing by an Indemnifying Party pursuant to this Section 5.4 shall be made within fifteen
(15) days after the later of (x) the expiration of the 30-day Indemnity Notice period or the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement.


                                   ARTICLE VI

                              DISPUTE RESOLUTION.

         6.1 Negotiation. The parties will attempt in good faith to resolve any claim or controversy arising out of or relating to the execution, interpretation and performance of this Agreement (including the validity, scope and enforceability of this mediation and arbitration provision) promptly by negotiations between the parties.

         6.2     ARBITRATION.

                 (a) Any dispute, controversy or claim arising out of or relating to the execution, interpretation and performance of this Agreement, or the breach, termination or invalidity thereof shall be settled by arbitration in accordance with the UNCITRAL Arbitration Rules and the Arbitration Ordinance of Hong Kong as at present in force and as may be amended by the rest of this clause.

                 (b) The place of Arbitration shall be in Hong Kong at the Hong Kong International Arbitration Centre ("HKIAC").

                 (c) There shall not be more than three arbitrators. If the parties fail to agree to the number of arbitrators in determining the dispute arising from this Agreement, the number shall be one.

                 (d) If a party determines to submit a dispute for arbitration pursuant to Section 6.2, such party shall give to the other party a notice of arbitration as provided in the UNCITRAL Arbitration rules ("the Arbitration Notice"), which in addition to the items required by the UNCITRAL Arbitration Rules, shall include a statement of claim, with reasonable detail, of the dispute and the relief sought. A copy of the Arbitration Notice shall be provided to the HKIAC along with a copy of this Agreement and a request to appoint the Arbitrator. The commencement date of the arbitral proceedings shall be established as provided in the UNCITAL Arbitration Rules.

                 (e) To the extent permissible under applicable law, the parties agree that the award of the Arbitrator shall be final and shall be subject only to the judicial review permitted by the Arbitration Ordinance in Hong Kong.


                                  ARTICLE VII

                        CONDITIONS PRECEDENT TO CLOSING

         7.1 Conditions to the Obligations of All Parties. The respective obligations of the parties to effect the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing of the following conditions:

                 (a) No Action or Proceeding. No claim, action, suit investigation or other proceeding shall be pending or threatened before any court or governmental body that presents a substantial risk of the restraint or prohibition of the transaction contemplated by this Agreement or the obtaining of material damages or other relief in connection therewith.

                 (b) Statutes. No federal, state, local or foreign statute, rule or regulation shall have been enacted which would make the consummation of the transactions contemplated hereby illegal.

         7.2 Further Conditions to the Obligations of the Seller. The obligations of the Seller to effect the transactions contemplated hereby are subject to the satisfaction on or prior to the Closing of the following conditions, unless waived in writing by the Seller;

                 (a) Representations and Warranties. The representations and warranties of the Purchaser set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing as though made at and as of the Closing.

                 (b) Performance of Obligations of the Purchaser. The Purchaser shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing.

                 (c) Receipt of Purchaser Closing Documents and Deliveries. Seller shall have received executed originals, dated the Closing Date, of the Purchaser Closing Documents and Deliveries, as applicable, and shall have received payment of the Purchase Price.

                 (d) Fairness Opinion. Seller shall have received from Chase Securities, Inc. a fairness opinion in form and substance reasonably satisfactory to Seller.

                 (e) Dividend. Kenfil HK shall have paid to Seller a dividend in the amount of US$1,717,106.00 (the '"Dividend"'), the Dividend shall have been duly approved by Kenfil HK's board of directors and the board of directors shall have taken all such other actions as may be required under Hong Kong law with respect to the approval and payment of the Dividend.

         7.3 Further Conditions to the Obligations of the Purchaser. The obligation of the Purchaser to effect the transactions contemplated hereby are subject to the satisfaction on or prior to the Closing of the following conditions, unless waived in writing by the Purchaser;

                 (a) Representations and Warranties. The representations and warranties of Seller set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing as though made at and as of the Closing.

                 (b) Performance of Obligations of Seller. Seller shall have performed in all material respects all obligations required to be performed by Seller under this Agreement prior to the Closing

                 (c) Receipt of Seller Closing Documents and Deliveries. The Purchaser shall have received executed originals, dated the Closing Date, of the Seller Closing Documents and Deliveries, as applicable.


                                  ARTICLE VIII

                            ADDITIONAL UNDERTAKINGS

         8.l     Purchaser's Undertaking.  The Purchaser undertakes that  it will not wind up or take any steps to wind up Kenfil HK and shall procure that Kenfil HK shall not take any steps to wind up Kenfil Malaysia for a period of at least 12 months following Closing.

         8.2 Seller's Disclaimer. The Seller hereby disclaims all and any rights it may have to use the "Kenfil" name anywhere in the world and, particu1arly, in the United States of America, the People's Republic of China (including Hong Kong), and Malaysia provided that it reserves the right to use such name for the following purposes:

         (a) maintaining the corporate existence of the Seller under its pre-existing name;

         (b) initiating, maintaining and defending law suits in the name of the Seller;

         (c) collecting and winding up the accounts, operations and existence of the Seller; and

         (d) any other purposes required in connection with or incidental to any of (a), (b) or (c) above.


                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1     Survival of Representations and Warranties.   Regardless of
the investigations, if any, any party shall have made prior to the Closing, the representations and warranties contained herein shall survive the Closing and will expire on the first (1st) anniversary of the Closing Date unless prior to the stated time of expiration, a claim specifying a breach of any of the representations or warranties described above is submitted in writing to the indemnifying party and identified as a claim for indemnification pursuant to this Agreement; provided that: the representations and warranties contained in Sections 3.2(a), 3.2(c), 3.3, 3.6, 3.7, 3.8, 3.11 and 4.5 shall not expire For the avoidance of doubt, other provisions of this Agreement conferring continuing obligations shall survive the Closing.

         9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon personal delivery, facsimile transmission (with written or facsimile confirmation of receipt), telex or delivery by a reputable overnight commercial delivery service (delivery, postage or freight charges prepaid), or on the fourth day following deposit in the United States mail (if sent by registered or certified mail, return receipt requested, delivery, postage or freight charges prepaid addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to the Purchaser, to:

         c/o Mei Services Limited
         Room 446, 41F
         New Henry House
         10 Ice House Street
         Central
         Hong Kong

(b)      if to Seller, to:                        with a copy to.
         AmeriQuest/Kenfil, Inc.                  Gibson, Dunn & Crutcher
         425 Privet Road                          Jamboree Center
         Horsham, PA 19044                        4 Park Plaza
         Attn:  Jon Jensen                        Irvine, CA 92614
         Fax:   (215) 956-0669                    Attn:   Thomas D. Magill
                                                  Fax:    (714) 451-4220

         9.3 Interpretation. When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference shall be to an Article, Section, Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include, "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.4 Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same agreement and shall become effective when all counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart..

         9.5 Integration. This Agreement and the Exhibits, Schedules, documents, instruments and other agreements among the parties hereto that are referred to herein constitute the entire. agreement among the parties with respect to the subject matter. set forth herein or therein and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof or thereof

         9.6 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         9.7 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed in all respects, including validity, interpretation and effect, by the laws of the Hong Kong Special Administrative Region and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of Hong Kong Courts as regards any claim or matter arising under this Agreement.

         9.8 Assignment. No party hereto shall assign or transfer or permit the assignment or transfer of this Agreement without the prior written consent of the other parties.

         9.9 Severability. Any portion or provision of the Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining portions or provisions hereof in such jurisdiction or, to the extent permitted by law rendering that or any other portion or provision of the Agreement invalid, illegal or unenforceable. in any other jurisdiction.

         9.10    Attorneys' Fees.   If any party to this Agreement shall bring
any action, suit, counterclaim or appeal for any relief against any other party, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder (collectively, an "Action"), the prevailing party shall be entitled to recover as part of any such Action its reasonable attorneys' fees and costs, including any fees and costs incurred in bringing and prosecuting such Action and/or enforcing any order, judgment, ruling or aware granted as part of such Action. "Prevailing party" within the meaning of this section includes, without limitation, a party who agrees to dismiss an Action upon the other party's payment of all or a portion of the sums allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by it. Each party shall bear its own costs and expenses in relation to the preparation and execution of this Agreement.

         9.11 Seller's Further Assurances. From time to time after the date of this Agreement, Seller will execute and deliver to Purchaser such instruments of sale, transfer, conveyance, assignment and delivery, consent, assurance, powers of attorney and other instruments as may be reasonably requested by Purchaser in order to vest in Purchaser good and marketable title in and to the shares and otherwise in order to carry out the purpose and intent of this Agreement.

         9.12 Purchaser's Further Assurances. From time to time after the date of this Agreement, Purchaser will execute and deliver to Seller such instruments of sale, transfer, conveyance, assignment and delivery, consent, assurance, powers of attorney and other instruments as may be reasonably requested by Seller in order to carry out the purpose and intent of this Agreement.

         9.13 Process Agent. Seller and AmeriQuest will, as soon as practicable, irrevocably appoint a process agent in Hong Kong to receive in Hong Kong, for them and on their behalf, service of process in any legal action or proceedings arising out of or in connection with this Agreement. Seller and AmeriQuest agree that any writ, summons, order, judgment or other notice of legal process shall be deemed sufficiently served on them if delivered to the process agent at its office in Hong Kong for the time being (whether or not it is not forwarded to or received by the appointee). Seller and AmeriQuest agree and undertake that they will hereafter maintain a process agent in Hong Kong for the purpose of this Agreement for a period of three years after Closing.

         IN WITNESS WHEROF, the parties hereto have executed this Agreement as of the day and year first above written.

                                AMERIQUEST/KENFIL, INC.

                                By:
                                     ---------------------------
                                Name:
                                      --------------------------
                                Its:
                                      --------------------------

                                AMERIQUEST TECHNOLOGIES, INC.

                                By:
                                     ---------------------------
                                Name:
                                      --------------------------
                                Its:
                                      --------------------------

                                REGENTLAND HOLDINGS LTD.

                                By:
                                     ---------------------------
                                Name:
                                      --------------------------
                                Its:
                                      --------------------------